UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2019
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Commission File Number 001-07436
HSBC USA Inc.
(Exact name of registrant as specified in its charter)

Maryland	13-2764867
(State of incorporation)	(I.R.S. Employer Identification No.)
452 Fifth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 525-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
$100,000,000 Zero Coupon Callable Accreting Notes due January 15, 2043	HBA/43	New York Stock Exchange
$50,000,000 Zero Coupon Callable Accreting Notes due January 29, 2043	HBA/43A	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

HSBC USA INC.

Item 8.01. Other Events.

On November 5, 2019, HSBC Bank USA, National Association (the "Bank"), a national bank and the wholly-owned subsidiary of HSBC USA Inc., issued a press release announcing that it has commenced tender offers (the "Offers") to purchase for cash any and all of its outstanding 5.875% Subordinated Notes due November 1, 2034 (CUSIP: 4042Q1AA5; ISIN: US4042Q1AA55) (the "2034 Notes") and 5.625% Subordinated Notes due August 15, 2035 (CUSIP: 4042Q1AB3; ISIN: US4042Q1AB39) (the "2035 Notes" and, together with the 2034 Notes, the "Notes"). The Offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal dated November 5, 2019.

The Bank previously elected to apply Fair Value Option accounting to the Notes being tendered. As a result of the Offers and assuming an expected take-up rate of 50%, the Bank expects to record a net pre-tax gain on the re-purchase and early extinguishment of debt of approximately $83 million in the fourth quarter of 2019. This net pre-tax gain is due to an unrealized gain associated with the Bank's own credit spread, currently recorded in accumulated other comprehensive income that will be realized upon extinguishment and will more than offset the tender premium paid to extinguish the debt. The actual gain and the timing of its recognition are dependent upon the final pricing, the Bank's own credit spread at the settlement date, the aggregate principal amount of Notes tendered in the Offers and the timing of completion of the Offers.

A copy of the press release announcing the commencement of the Offers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated November 5, 2019

HSBC USA INC.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    November 5, 2019

HSBC USA INC.

By:	/s/ KAVITA MAHTANI
Kavita Mahtani
Senior Executive Vice President and
Chief Financial Officer

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